Phone: 800-213-0689 www.newenergytechnologiesinc.com	Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.1

News Release
New Energy and City of Roanoke, VA Successfully Debut World’s First-of-its-Kind Electricity-Generating Rumble Strip to Nearly 6000 Visitors

Participants Driving Over Company’s MotionPower™ System Could Generate Enough Electricity to Power Lights for the Average American Home for an Entire Day.

Columbia, MD – November 4, 2011- New Energy Technologies, Inc. (OTCQB: NENE) and the City of Roanoke, Virginia successfully debuted the Company’s latest MotionPower™-Express system, the world’s first-of-its-kind rumble strip, capable of generating sustainable electricity.  The Civic Center debut marks the first of several test and demonstration events the Company plans to conduct in partnership with the City of Roanoke.

“The City of Roanoke takes seriously its responsibility to be good stewards of the environment and is always looking for unique ways to meet our mission of increased sustainability,” said Ken Cronin, Director of General Services/Sustainability for the City of Roanoke.  “We are proud to be the first city in the nation to test this novel technology with the potential to make the way we produce energy more clean and green.”

Held on October 22, 2011, at the Roanoke Civic Center, nearly 6000 visitors and over 580 vehicles participated in the demonstration event, with each driver activating New Energy’s patent pending MotionPower™-Express System.  As drivers slowed down, or came to a stop, their vehicle tires depressed small rumble strip-like treadles, allowing for the capture of kinetic energy.  This captured energy was converted to electricity, which powered a series of brightly illuminated lights displayed to drivers.
MotionPower™-Express debut at Roanoke Civic Center, world’s first-of-its-kind electricity- generating rumble strip.

Over 580 vehicles participated in the MotionPower™-Express debut in Roanoke, VA.	Engineering estimates show an optimized and installed MotionPower™ System experiencing a traffic pattern similar to the 6-hour event, could produce enough sustainable electricity to power lights for the average American home for an entire day. In commercial applications, the same electricity could power a 150 square foot sports-venue electronic billboard or marquee for an entire day.

“The MotionPower™-Express was safely demonstrated to over 580 vehicles attending events on Saturday,” said Robyn Schon, General Manager of the Roanoke Civic Center, managed by Global Spectrum, manager of over 100 public assembly venues around the world.  “Visitors were excited to learn more about the technology and to help the City of Roanoke in its mission to implement green energy initiatives.”

“We applaud and thank the City of Roanoke for their vision and cooperation in making this a successful demonstration,” said John Conklin, President and CEO of New Energy Technologies, Inc.  “I especially want to thank the hundreds of drivers and thousands of participants who helped us green the City, one car at a time.”

MotionPower™-Express can be designed for a range of speeds based on traffic pattern and the amount of energy required for a specific application.  These applications may include: sport and entertainment venues, solid waste transfer stations, fleet vehicle maintenance facilities, transportation depots, airports (passenger arrival and departure areas), parking lots, border crossings, exit ramps, neighborhoods with traffic calming zones, rest areas, toll booths, and travel plazas.

“MotionPower™ can offset the city’s cost of operating traffic control devices, such as traffic signals and street lights,” said Mark Jamison, City of Roanoke Manager of Transportation. “This innovative partnership with New Energy Technologies has the potential to provide a more sustainable environment, while simultaneously conserving strained budgets of cities across the nation.”
John Conklin, President and CEO of New Energy Technologies, Inc. and Lead Engineer for MotionPower™- Express, Jerry Lynch, P.E.

More than 250 million vehicles are registered in America and an estimated 6 billion miles are driven on our nation’s roads every day. According to the U.S. Energy Information Administration nearly 70 percent of America’s electricity is generated by natural gas and coal. The environmental impact of greenhouse gas emissions and the rising cost of those non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, require the urgent need for creative, sustainable methods of generating electricity. The prospect of sustainably converting vehicle motion and deceleration (vehicle energy) into electricity represents significant positive environmental impact and alternative energy opportunities.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 18 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
 SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of 10 patent applications.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.